Exhibit 10(ii)



                 Consent of Independent Auditor




I hereby consent to the use of my Auditor's opinion, dated November 30, 2000 in the September 30, 2000 Form 10-SB to be filed by Bakery Acquisition Corporation accompanying the financial statement of Pastry Products Producers, LLC as of September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows for the year then ended.



Gary E. Rowe, CPA
Watertown, NY
December 18, 2000